Ideal Power Inc. Announces Q1 2014 Results

Key Milestone Achieved as customers begin ordering for deployments in Energy Storage and EV Infrastructure Applications

AUSTIN, Texas – May 13, 2014 – Ideal Power Inc. (NASDAQ: IPWR) (“Ideal Power” or “the Company”), a developer of a disruptive technology in the power conversion market, today announced financial results for the quarter ended March 31, 2014 and a business update covering the year-to-date period.

Year-to-Date 2014 Highlights

•	Two customers placed production orders for the Company’s innovative battery converters for commercial grid storage systems in California. These initial orders totaled 29 units. The Company believes that these orders demonstrate customer confidence in our product and expects continued growth in order volumes and the number of customers using its battery converter product this year. These commercial storage systems will contribute to California’s requirement to procure over 1.3GW of grid storage by 2020.

•	Coritech Services, a leader in vehicle-to-grid systems, ordered ten of the Company’s battery converters to be deployed at U.S. Department of Defense installations to improve energy independence and grid resiliency. Navigant forecasts that 250,000 EV enabled vehicles and chargers will be sold by 2020.

•	Eos Energy Storage selected Ideal Power’s battery converters for its Aurora energy storage system which will be connected to the grid and deployed by Con Edison in a New York City pilot project during Q2 2014. The project is funded by New York State Energy R&D Authority.

•	The Company’s next generation product, a hybrid PV-storage converter, is a finalist for the Electrical Energy Storage Award by InterSolar, the leading global solar conference. The recognition is for product innovation as the Company’s hybrid converter is expected to dramatically reduce the costs of combined PV and storage solutions.

•	The Company began manufacturing wafers for engineering evaluation of its next generation power switches funded in part by an Advanced Research Projects Agency – Energy award from the U.S. Department of Energy. The new switches, called Bi-directional Insulated Gate Bipolar Transistors (BD-IGBT), are projected to improve the power density of the Company’s products by 30% and reduce converter losses by 50% over existing solutions.

•	Over twenty additional patent applications, which the Company believes will strengthen the Company’s intellectual property portfolio, were filed with the U.S. Patent Office.

•	IPWR was added to the Wilshire 5000 Index.

“We believe that we have made significant progress on our market awareness, commercialization and technology development efforts. We secured commercial orders from key systems integrators, which we believe will lead to additional orders while helping accelerate the market acceptance of our converters across the industry.” stated Dan Brdar, Chairman and CEO of Ideal Power. “We have a robust pipeline of commercial deployments and new product introductions that we plan to announce over the course of this year. With a strong balance sheet, strong and growing IP portfolio and a capital efficient business model, we believe that we have in place all the essential components to execute our business plan.”

Q1 2014 Financial Results

•	Total revenues were $291,095 related to battery converter sales and our ARPA-E grant.

•	Research and development spending totaled over $500,000, inclusive of just over $200,000 in spending related to grants.

•	Capital spending for patents was $137,809.

•	Net loss for the quarter was $1.4 million.

•	Total cash and cash equivalents were $12.4 million at March 31, 2014 with no debt outstanding.

•	Common stock outstanding at March 31, 2014 was 7.0 million shares or 9.4 million shares on a fully diluted basis.

Outlook

Ideal Power’s PPSA technology enables significant improvements in conventional power converters for grid storage and other applications. The Company’s 30kW battery converter improves the efficiency, reliability and installed cost of energy storage systems. The Company is currently focused on power converter solutions for three markets – battery energy storage systems (“BESS”), electrified vehicle (“EV”) charging infrastructure and PV.

The Company reached a significant milestone with three customers, two in the BESS vertical market and one in the EV charging infrastructure vertical market, ordering products for commercial deployments. The Company expects the order volume from these companies to grow and additional companies to begin ordering its products for commercial deployments later this year. We expect certain high volume customers to transition to purchasing licenses in the future.

In the second half of the year, the Company will introduce a 3-port hybrid converter which is already in prototype testing with organizations such as the National Renewable Energy Laboratory. This product is expected to address new market opportunities and the Company believes that its competitive advantages will exceed those of its existing product.

Conference Call Details

CEO Dan Brdar and CFO Tim Burns will host a conference call with investors at 4:15 pm ET on May 13, 2014. To access the call, please use the following information:

Date:	Tuesday, May 13, 2014
Time:	4:15 pm ET
US dial-in:	1-480-629-9856
International:	1-480-629-9851
Passcode:	4682465
Webcast:	http://public.viavid.com/confirmation/confirmwebcast.php?id=o5aroJud

Investor can submit questions to the Company via email at matt.hayden@mzgroup.us. The webcast replay will be available on the Company's website.

About Ideal Power Inc.

Ideal Power Inc. (NASDAQ: IPWR) has developed a novel, patented power conversion technology called Power Packet Switching Architecture™ (PPSA). PPSA improves the efficiency, flexibility and reliability of electronic power converters while reducing size, weight and cost. PPSA can scale across several large and growing markets, including commercial Battery Energy Storage Systems (BESS), electrified vehicle charging, and solar photovoltaic generation. Ideal Power utilizes a capital-efficient business model to commercialize our technology through the use of contract manufacturing, product licensing, and market distribution channels. Ideal Power has won multiple grants including one from the Department of Energy's Advanced Research Projects Agency - Energy (ARPA-E) to commercialize bi-directional power switches, which are expected to improve power density by thirty percent and reduce converter losses by fifty percent. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements indicating that the Company expects continued growth in order volumes and the number of customers using its battery converter product this year, that order volume from companies purchasing the Company’s products will grow and that additional companies will begin ordering its products for commercial deployments, that the BD-IGBT switches will improve the power density of the Company’s products and reduce converter losses, and that filing additional patent applications will strengthen the Company’s patent portfolio. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements.  Such risks, uncertainties, and other factors include, but are not limited to, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, whether demand for our products, which we believe are disruptive, will develop and whether we can compete successfully with other manufacturers and suppliers of energy conversion products, both now and in the future, as new products are developed and marketed.  Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise.  Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results.  We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

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Ideal Power Media Contact:

Mercom Communications

Wendy Prabhu

1.512.215.4452

idealpower@mercomcapital.com

www.mercomcapital.com

Investor Relations Contact:

MZ North America

Matt Hayden

1.949.259.4986

matt.hayden@mzgroup.us

www.mzgroup.us

IDEAL POWER INC.

Condensed Balance Sheets

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$12,444,543	$14,137,097
Accounts receivable, net	340,379	252,406
Inventories, net	507,599	519,657
Prepayments and other current assets	230,153	231,495
Total current assets	13,522,674	15,140,655

Property and equipment, net	117,029	85,718
Patents, net	743,586	608,913
Other non-current assets	35,840	-

Total assets	$14,419,129	$15,835,286

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$322,190	$539,145
Accrued expenses	460,208	461,193
Total current liabilities	782,398	1,000,338

Long-term debt	-	-

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 7,010,959 and 6,931,968 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	7,011	6,932
Common stock to be issued	-	151,665
Additional paid-in capital	31,805,331	31,431,220
Treasury stock	(2,657)	(2,657)
Accumulated deficit	(18,172,954)	(16,752,212)
Total stockholders’ equity	13,636,731	14,834,948
Total liabilities and stockholders’ equity	$14,419,129	$15,835,286

IDEAL POWER INC.

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended March 31,
	2014	2013
Revenues:
Products and services	$108,500	$132,897
Royalties	-	25,000
Grants	182,595	222,238
Total revenue	291,095	380,135

Cost of revenues:
Products and services	197,411	195,957
Grant research and development costs	202,883	233,331
Total cost of revenue	400,294	429,288

Gross loss	(109,199)	(49,153)

Operating expenses:
General and administrative	744,968	351,862
Research and development	306,493	234,350
Sales and marketing	268,219	105,709
Total operating expenses	1,319,680	691,921

Loss from operations	(1,428,879)	(741,074)

Interest (income) expense, net (including amortization of debt discount of $1,037,386 for the quarter ended March 31, 2013)	(8,137)	1,083,429

Net loss	$(1,420,742)	$(1,824,503)

Net loss per share – basic and fully diluted	$(0.20)	$(1.23)

Weighted average number of shares outstanding – basic and fully diluted	6,999,105	1,480,262

IDEAL POWER INC.

Condensed Statements of Cash Flows

(unaudited)

	For the Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(1,420,742)	$(1,824,503)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,084	5,578
Write-down of inventory	-	5,199
Stock-based compensation	188,574	11,489
Common stock to be issued for services	-	43,333
Fair value of warrants issued for services	33,960	-
Amortization of debt discount	-	1,037,386
Accrued interest on promissory note	-	20,000
Decrease (increase) in operating assets:
Accounts receivable	(87,973)	181,785
Inventories	12,058	2,726
Prepaid expenses	(34,498)	(11,180)
Increase (decrease) in operating liabilities:
Accounts payable	(216,955)	(280,201)
Accrued expenses	(985)	36,255
Deferred revenue	-	75,000
Net cash used in operating activities	(1,517,477)	(697,133)

Cash flows from investing activities:
Purchase of property and equipment	(37,259)	(4,304)
Acquisition of patents	(137,809)	(54,878)
Net cash used in investing activities	(175,068)	(59,182)

Cash flows from financing activities:
Borrowings on notes payable	-	-
Cashless exercise of warrants	(9)	-
Net cash (used in) provided by financing activities	(9)	-

Net decrease in cash and cash equivalents	(1,692,554)	(756,315)
Cash and cash equivalents at beginning of period	14,137,097	1,972,301
Cash and cash equivalents at end of the period	$12,444,543	$1,215,986